Exhibit 5.1
July 16, 2010
FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890

Re:	FirstEnergy Corp.
Registration Statement on Form S-4, as amended (Registration No. 333-165640)
Ladies and Gentlemen:
     I am Vice President, Legal, of FirstEnergy Service Company, and have acted as counsel to its affiliate, FirstEnergy Corp., an Ohio corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”) of the above-captioned registration statement on Form S-4, as amended (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of 115,387,767 shares of common stock, par value $0.10 per share, of the Company (the “Shares”) to be issued by the Company in connection with the proposed merger of Element Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company, with and into Allegheny Energy, Inc., a Maryland corporation (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger dated as of February 10, 2010 by and among the Company, Element Merger Sub, Inc. and Allegheny Energy, Inc. (as amended, the “Merger Agreement”).
     In connection with this opinion, I or persons under my supervision or control have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, including the joint proxy statement/prospectus forming a part thereof and the exhibits thereto, the Company’s Amended Articles of Incorporation, the Company’s Amended Code of Regulations, the Merger Agreement, the resolutions of the Board of Directors of the Company relating to the authorization and proposed issuance of the Shares pursuant to the Merger Agreement and the form of amendment to the Company’s Amended Articles of Incorporation (the “Charter Amendment”), in the form included as Annex B to the joint proxy statement/prospectus included in the Registration Statement. In addition, I or persons under my supervision or control have reviewed originals, or copies certified or otherwise identified to my satisfaction, of such other instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such review, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents.

FirstEnergy Corp.
July 16, 2010

     In rendering this opinion, I have assumed that prior to the issuance of any of the Shares pursuant to the Merger Agreement (i) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded, (ii) the conditions to consummating the transactions contemplated by the Merger Agreement, including the Merger, will have been satisfied or duly waived and (iii) the Charter Amendment will have become effective in the form reviewed by me as described in the preceding paragraph.
     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.
     In connection with this opinion, I have assumed that the authorization of the Shares will not have been modified or rescinded by the Board of Directors of the Company and there will not have occurred any change in law affecting the validity or enforceability of such Shares prior to their issuance.
     This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.
     I consent to the filing of this letter as an exhibit to the Registration Statement and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.
     I am a member of the bar of the State of Ohio, and this opinion is limited to the laws of the State of Ohio.

Very truly yours,
/s/ Robert P. Reffner

Robert P. Reffner
Vice President, Legal